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Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Kratos Defense & Security Solutions, Inc. on Form S-4 of our report dated October 4, 2010, relating to the financial statements of General Microwave Israel Corp not presented separately herein, appearing in Annex B to the Prospectus Supplement of Kratos Defense & Security Solutions, Inc. ("Kratos") filed with the Securities and Exchange Commission on February 8, 2011, pursuant to Kratos' Registration Statement on Form S-3 (File No. 333-161340). We further consent to the reference to our firm under the caption "Experts" in the prospectus which is part of the registration statement on Form S-4.

/s/ BRIGHTMAN ALMAGOR ZOHAR & CO.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

October 24, 2011

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  Exhibit 23.8
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM